UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2018

ZOOMPASS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2075 Kennedy Road Suite 404 Scarborough, Ontario M1T 3V3
(Address of Principal Executive Offices) (Zip Code)

(416) 452-5254
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 12, 2018, director Mahindra Naik resigned from all positions with Zoompass Holdings, Inc. (the “Company”), including as a director.  The remaining directors appointed Roger Charles Connors to fill the vacancy left by such resignation.

Mr. Connors has been the President and Director of Southern Sky Resources Corp. in Toronto, Canada since 2011. Mr. Connors earned a Bachelor of Business Administration from Acadia University in Wolfville, Canada in 1992.

Effective December 12, 2018, director Nayeem Saleem Alli resigned from his positions as Chief Executive Officer, and accepted an appointment as Chairman of the Board of Directors.

Effective December 12, 2018, the Board of Directors also appointed (i) Mr. Alli the Chairman of the Board of Directors, and (ii) Mahmoud Hashem the Chief Executive Officer of the Company.

As of the date hereof, the Board consists of three members, Mssrs. Hashem, Alli and Connors, and the management team will consist of Mssrs. Hashem (CEO and COO) and Manish Grigo (CFO).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOMPASS HOLDINGS, INC.
December 12, 2018	By: /s/ Mahmoud Hashem Mahmoud Hashem Chief Executive Officer